Exhibit 99.1

Raj Mukherjee, Leading Expert in Cloud Software Products That Drive Business Growth, Joins Calix Board of Directors

Raj Mukherjee brings more than 20 years of expertise in cloud software, top-tier talent acquisition, and small business solutions to the Calix board of directors, further positioning the company to help broadband providers simplify their businesses, excite subscribers, and grow value for their communities
SAN JOSE, CA – August 22, 2022 – Calix, Inc. (NYSE: CALX) today announced that leading technology product executive Raj Mukherjee has joined its board of directors to provide guidance to the industry-leading cloud and software company. Raj brings two decades of expertise in cloud software products that drive business growth. He will provide critical insights and counsel as Calix continues transforming the broadband industry with its award-winning product portfolio. As the newest member of the Calix board of directors, Raj will provide invaluable insights gained from a flourishing career helping small businesses adopt new technologies. With the addition of Raj, Calix is well positioned to continue its mission of helping broadband service providers (BSPs) of any size simplify their businesses, excite subscribers, and grow value to benefit their communities for generations.
Raj currently serves as the executive vice president and general manager, small business and international, at Indeed. Since 2016, Raj has led his teams to help shape the human resources technology company’s popular products. In his 20 years of leadership in product development and engineering, including his six-year tenure at Indeed, Raj gained exceptional insights into how to acquire and nurture top industry talent. As Calix continues setting consecutive quarterly hiring records, Raj’s prowess will support the company’s rapid growth and award-winning work-from-anywhere company culture.
“In an industry undergoing transformation, aided by billions of dollars in government funding and increasing subscriber expectations, Calix is leading a market disruption with its finger on the pulse of what BSPs need to be successful,” said Mukherjee. “Its prestigious cloud software product portfolio combined with visionary leadership paints a bright future for the company. As a mission-driven leader, I am very excited to join the Calix board. I look forward to supporting the organization’s mission to democratize access to broadband by enabling BSPs of any size to simplify their business, excite subscribers, and grow value.”
Raj has a proven track record of building and transforming world-class products and delivering outsized business results. Before joining Indeed, Raj was a senior vice president of product at GoDaddy Corp. for four years. Prior to that, he was a product manager for Google Inc. When working on Google’s G-Suite apps, he drove critical projects such as new onboarding experiences that contributed significantly to overall revenue growth. Before Google, Raj worked at Microsoft, on Office 365 and Exchange Server, as a product manager from 2004-2011. He started his career at Williams Cos. as a systems analyst that built the first trading platform for electric power. Raj completed a Bachelor of Engineering degree at Jadavpur University and graduated with honors from Columbia Business School and Haas School of Business, UC Berkeley with an executive MBA.
“Raj’s deep experience and leadership at Indeed, GoDaddy, Google, and Microsoft make him the ideal addition to the Calix board,” said Carl Russo, Calix chief executive officer and board chairman. “His insights into attracting world-class talent and driving innovation through cloud-based solutions will be invaluable to the Calix team as we continue to transform our industry and the way that our customers create value for their communities.”
About Calix
Calix, Inc. (NYSE: CALX) – Calix cloud and software platforms enable service providers of all types and sizes to innovate and transform. Our customers utilize the real-time data and insights from Calix platforms to simplify their businesses and deliver experiences that excite their subscribers. The resulting growth in subscriber acquisition, loyalty, and revenue creates more value for their businesses and communities. This is the Calix mission: To enable broadband service providers of all sizes to simplify, excite, and grow.
This press release contains forward-looking statements that are based upon management’s current expectations and are inherently uncertain. Forward-looking statements are based upon information available to us as of the date of this release, and we assume no obligation to revise or update any such forward-looking statement to reflect any event or circumstance after the date of this release, except as required by law. Actual results and the timing of events could differ materially from current expectations based on risks and uncertainties affecting Calix’s business. The reader is cautioned not to rely on the forward-looking statements contained in this press release. Additional information on potential factors that could affect Calix’s results and other risks and uncertainties are detailed in its quarterly reports on Form 10-Q and Annual Report on Form 10-K filed with the SEC and available at www.sec.gov.
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